Exhibit 23.2

PRICEWATERHOUSECOOPERS LLP [LOGO]
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                                                      PricewaterhouseCoopers LLP
                                                      One Lincoln Center
                                                      Syracuse NY 13202
                                                      Telephone (315) 474 8541
                                                      Facsimile (315) 473 1385

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-89214 and 333-69342) on INFICON Holding AG of our report dated February 10, 2004, except for Note 27 for which the date is March 9, 2004 relating to the financial statements and financial statement schedule, which appears in this Form 20-F.


/s/ PricewaterhouseCoppers LLP

March 29, 2004